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                                                                    Exhibit 11.1

                          WIRELESS TELECOM GROUP, INC.
                        COMPUTATION OF PER SHARE EARNINGS


                                                             For the year ended December 31,
                                                     ------------------------------------------
                                                        1996            1995            1994
                                                     ----------      ----------      ----------
Net income from operations                           $7,450,457      $5,050,708      $2,221,106
                                                     ==========      ==========      ==========

PRIMARY
Weighted average shares                              17,334,750      17,101,928      15,828,918

Assumed conversions:

   Stock options and warrants                           400,257         408,610         843,696
                                                     ----------      ----------      ----------

Weighted common shares outstanding                   17,735,007      17,510,538      16,672,614
                                                     ==========      ==========      ==========

Earnings per share                                         $.42            $.29            $.13
                                                           ====            ====            ====

FULLY DILUTED

Weighted average shares                              17,334,750      17,101,928      15,828,918

Assumed conversions:

   Stock options and warrants                           434,501         448,904       1,122,912
                                                     ----------      ----------      ----------

Weighted common shares outstanding                   17,769,251      17,550,832      16,951,830
                                                     ==========      ==========      ==========

Earnings per share                                         $.42            $.29            $.13
                                                           ====            ====            ====



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